Black Hills Corp. Reports 2023 First-Quarter Results and Reaffirms 2023 Earnings Guidance

•
Issued request for proposals for 100 megawatts of utility-owned renewable resources for South Dakota Electric
•
Received approval for Colorado Clean Energy Plan and expect ownership of 200 megawatts of renewable resources
•
Strengthened balance sheet, liquidity and credit metrics
•
Sold Iowa wind assets for net proceeds of $18.4 million and gain of $0.09 per share

RAPID CITY, S.D. — May 3, 2023 — Black Hills Corp. (NYSE: BKH) today announced financial results for the first quarter of 2023. Net income available for common stock and earnings per share for the three months ended March 31, 2023, compared to the three months ended March 31, 2022, was:

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Net income available for common stock	$114.1	$117.5
Earnings per share, Diluted	$1.73	$1.82

Earnings of $1.73 per share for the first quarter benefited from new rates and rider recovery, a planned gain on the sale of the Northern Iowa Windpower assets, customer growth, wholesale energy sales and favorable weather. Results reflected higher year-over-year operating expenses and interest expense, mark-to-market losses driven by lower natural gas prices and the impact from new shares issued.

“Our team delivered solid operational and financial results for the quarter and advanced our regulatory and growth initiatives,” said Linn Evans, president and CEO of Black Hills Corp. “Execution of our financing plan and robust cash flows from operations allowed us to fully repay our commercial paper borrowings under our revolving credit facility and improve our credit metrics.

“In March, we initiated a competitive bidding process in South Dakota to add 100 megawatts of utility-owned renewable resources by mid-2026. We are also preparing to begin a similar process in Colorado during the second quarter to add 400 megawatts of clean energy resources to achieve our 80% by 2030 Clean Energy Plan, with 50% ownership of new resources expected. We remain optimistic about our long-term growth opportunities and upside potential for our base capital plan of $615 million for 2023 and $3.5 billion through 2027,” concluded Evans.

FIRST-QUARTER 2023 HIGHLIGHTS AND UPDATES

Electric Utilities

•
On April 11, Colorado Electric received approval from the Colorado Public Utilities Commission of a unanimous settlement agreement for its Clean Energy Plan. The plan supports the utility’s voluntary election to reduce its greenhouse gas emissions by at least 80% from 2005 levels by 2030. Under the plan, Black Hills can own up to 200 megawatts of the 400 megawatts of clean energy resources necessary to meet the plan’s emission goals. The company expects to issue a request for proposal during the second quarter of 2023 for the new resources to be in service between 2026 and 2029.

•
On March 28, South Dakota Electric issued a request for proposals for 100 megawatts of build-transfer renewable energy resources to be in service by mid-year 2026.

•
On March 10, the Electric Utilities closed the planned sale of the non-regulated Northern Iowa Windpower assets for net proceeds of $18.4 million and a gain on sale of $7.7 million, or $0.09 per share.

•
On Jan. 26, Wyoming Electric received approval from the Wyoming Public Service Commission of a settlement agreement for its rate review application to recover approximately $250 million of investments since its last rate review in 2014. The settlement agreement provides for $8.7 million in new annual revenue based on a capital structure of 52%

equity and 48% debt and a return on equity of 9.75%. New rates were effective March 1, 2023. The agreement also includes approval of a new rider that will be filed annually to recover transmission investment and expenses.

Gas Utilities

•
On April 7, Rocky Mountain Natural Gas, an intrastate natural gas pipeline in Colorado, filed a settlement agreement with the Colorado Public Utilities Commission for its rate review submitted on Oct. 7, 2022. The agreement provides $8.2 million of new annual revenue with recovery on rate base of $209 million, a weighted average cost of capital of 6.93%, a return on equity range of 9.5% to 9.7% and a capital structure range of 50% to 52% equity. The agreement is awaiting a decision by an administrative law judge, with new rates expected by the third quarter of 2023.

Corporate and Other

•
On April 24, Black Hills' board of directors approved a quarterly dividend of $0.625 per share payable on June 1, 2023, to shareholders of record at the close of business on May 18, 2023.

•
On March 7, Black Hills completed a public debt offering of $350 million, 5.95% senior unsecured notes due March 15, 2028. The proceeds from the offering were used to repay notes outstanding under its commercial paper program and for other general corporate purposes.

•
On Feb. 17, S&P Global Ratings affirmed Black Hills' issuer credit rating of BBB+ with a stable outlook.

•
During the first quarter, the company issued a total of 0.4 million shares of new common stock for net proceeds of $27.4 million under its at-the-market equity offering program.

2023 EARNINGS GUIDANCE REAFFIRMED

Black Hills affirms its guidance for 2023 earnings per share available for common stock to be in the range of $3.65 to $3.85 based on the follow assumptions:

•
Normal weather conditions within our utility service territories including temperatures, precipitation levels and wind conditions;
•
Normal operations and weather conditions for planned construction, maintenance and/or capital investment projects;
•
Constructive and timely outcomes of utility regulatory dockets;
•
No significant unplanned outages at any of our generating facilities;
•
Production tax credits of approximately $20 million associated with wind generation assets;
•
Capital investment of approximately $615 million;
•
Equity issuance of $140 million to $160 million through the at-the-market equity offering program;
•
Interest expense of $180 million to $185 million, including debt refinancing activity;* and
•
Total operating expense of $600 million to $610 million, excluding fuel, purchased power, cost of natural gas sold, depreciation, depletion and amortization.*

* Guidance assumptions for interest expense and operating expense are being provided for only 2023 due to ongoing volatility in inflation and rising interest rate environments.

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended March 31,
	2023	2022
	(in millions)
Operating income:
Electric Utilities	$61.1	$50.7
Gas Utilities	114.6	123.5
Corporate and Other	(0.8)	(0.9)
Operating income	174.9	173.4

Interest expense, net	(43.5)	(38.5)
Other income (expense), net	0.7	0.7
Income tax expense	(14.7)	(14.5)
Net income	117.4	121.0
Net income attributable to non-controlling interest	(3.3)	(3.5)
Net income available for common stock	$114.1	$117.5

	Three Months Ended March 31,
	2023	2022
Weighted average common shares outstanding (in thousands):
Basic	66,036	64,565
Diluted	66,132	64,721

Earnings per share:
Earnings Per Share, Basic	$1.73	$1.82
Earnings Per Share, Diluted	$1.73	$1.82

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EDT on Thursday, May 4, 2023, to discuss financial and operating performance.

To access the live webcast and download a copy of the investor presentation, go to the “Investor Relations” section of the Black Hills website at www.blackhillscorp.com and click on “News and Events” and then “Events & Presentation.” The presentation will be posted on the website before the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. For those unable to listen to the live broadcast, a replay will be available on the company’s website.

To ask a question during the live broadcast, users can access dial-in information and a personal identification number by registering for the event at https://register.vevent.com/register/BI4aee1716045242efb4b8c7e5089257ab.

A listen-only webcast player and presentation slides can be accessed live at https://edge.media-server.com/mmc/p/r8n7qzi8 with a replay of the event available for up to one year.

AGA FINANCIAL FORUM ATTENDANCE

Members of Black Hills' senior leadership team are scheduled to meet with investors during the 2023 AGA Financial Forum on May 21-22. Leadership will be available to discuss Black Hills' guidance, long-term growth target, regulatory updates and other factors relating to its business.

Materials for the conference will be available prior to the meetings on the “Investor Relations” section of Black Hills Corp. website at www.blackhillscorp.com. Select “News and Events” and then “Events & Presentations,” and click on “2023 AGA Financial Forum.”

USE OF NON-GAAP FINANCIAL MEASURES

Gas and Electric Utility Margin

Gas and Electric Utility margin (revenue less cost of sales) is considered a non-GAAP financial measure due to the exclusion of operation and maintenance expenses, depreciation and amortization expenses, and property and production taxes from the measure. The presentation of Gas and Electric Utility margin is intended to supplement investors’ understanding of operating performance.

Electric Utility margin is calculated as operating revenue less cost of fuel and purchased power. Gas Utility margin is calculated as operating revenue less cost of gas sold. Our Gas and Electric Utility margin is impacted by the fluctuations in power purchases and natural gas and other fuel supply costs. However, while these fluctuating costs impact Gas and Electric Utility margin as a percentage of revenue, they only impact total Gas and Electric Utility margin if the costs cannot be passed through to customers.

Our Gas and Electric Utility margin measure may not be comparable to other companies’ Gas and Electric Utility margin measures. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

SEGMENT PERFORMANCE SUMMARY

Operating results from our business segments for the three months ended March 31, 2023, compared to the three months ended March 31, 2022, are discussed below.

Certain lines of business in which we operate are highly seasonal, and revenue from, and certain expenses for, such operations may fluctuate significantly between quarterly periods. Demand for electricity and natural gas is sensitive to seasonal cooling, heating and industrial load requirements. In particular, the normal peak usage season for our electric utilities is June through August while the normal peak usage season for our gas utilities is November through March. Significant earnings variances can be expected between the Gas Utilities segment’s peak and off-peak seasons. Due to this seasonal nature, our results of operations for the three months ended March 31, 2023 and 2022 are not necessarily indicative of the results of operations to be expected for any other period or for the entire year.

Segment information does not include inter-company eliminations and all amounts are presented on a pre-tax basis unless otherwise indicated. Minor differences in amounts may result due to rounding.

Electric Utilities

	Three Months Ended March 31,		Variance
	2023	2022	2023 vs. 2022
	(in millions)
Revenue	$218.7	$206.5	$12.2
Cost of fuel and purchased power	55.4	52.4	3.0
Electric Utility margin (non-GAAP)	163.3	154.1	9.2

Operations and maintenance	67.2	69.7	(2.5)
Depreciation and amortization	35.1	33.7	1.4
Operating income	$61.1	$50.7	$10.3

First Quarter 2023 Compared to First Quarter 2022

Electric Utility margin increased as a result of:

(in millions)
New rates and rider recovery	$4.6
Transmission services and off-system excess energy sales	2.9
Integrated Generation (a)	2.1
Other	(0.4)
$9.2

____________________

(a)
Primarily driven by favorable mining contract pricing.

Operations and maintenance expense decreased primarily due to a one-time $7.7 million gain on the planned sale of Northern Iowa Windpower assets partially offset by $2.9 million of higher employee-related expenses and $2.9 million of higher Integrated Generation expenses driven by a planned outage and higher fuel and materials costs.

Depreciation and amortization increased primarily due to a higher asset base driven by prior year capital expenditures.

	Three Months Ended March 31,
Operating Statistics	2023	2022
Quantities Sold (MWh):
Retail Sales	1,396,368	1,381,073
Contract/Off-system/Power Marketing Wholesale	401,647	342,648
Total Regulated	1,798,015	1,723,721
Non-regulated	54,346	89,094
Total quantities sold	1,852,361	1,812,815

Contracted generated facilities Availability by fuel type:
Coal	92.7%	90.6%
Natural gas and diesel oil	94.3%	95.3%
Wind	92.5%	95.6%
Total Availability	93.6%	94.1%

Wind Capacity Factor	48.1%	42.0%

	Three Months Ended March 31,
Degree Days	2023		2022
	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days	3,099	7%	2,981	4%

Gas Utilities

	Three Months Ended March 31,		Variance
	2023	2022	2023 vs. 2022
	(in millions)
Revenue	$706.9	$621.4	$85.5
Cost of natural gas sold	471.0	384.7	86.2
Gas Utility margin (non-GAAP)	236.0	236.7	(0.7)

Operations and maintenance	94.8	86.4	8.4
Depreciation and amortization	26.5	26.7	(0.2)
Operating income	$114.6	$123.5	$(8.9)

First Quarter 2023 Compared to First Quarter 2022

Gas Utility margin decreased as a result of:

(in millions)
New rates and rider recovery	$5.2
Non-residential retail growth and demand	3.4
Residential growth and usage	0.9
Mark-to-market on non-utility natural gas commodity contracts	(7.0)
Weather	(2.3)
Other	(0.9)
$(0.7)

Operations and maintenance expense increased primarily due to $6.3 million of higher employee-related expenses and $1.7 million of higher materials and outside services expenses.

Depreciation and amortization was comparable to the same period in the prior year.

	Three Months Ended March 31,
Operating Statistics	2023	2022
Quantities Sold and Transported (Dth):
Distribution	44,978,089	47,610,536
Transport and Transmission	47,179,540	45,045,203
Total Quantities Sold	92,157,629	92,655,739

	Three Months Ended March 31,
	2023		2022
	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days	3,196	4%	3,165	2%

Corporate and Other

Corporate and Other represents certain unallocated expenses for administrative activities that support our reportable operating segments. Corporate and Other also includes business development activities that are not part of our operating segments.

	Three Months Ended March 31,		Variance
	2023	2022	2023 vs. 2022
	(in millions)
Operating income (loss)	$(0.8)	$(0.9)	$0.1

First Quarter 2023 Compared to First Quarter 2022

Operating (loss) was comparable to the same period in the prior year.

Consolidated Interest Expense, Other Income and Income Tax Expense

	Three Months Ended March 31,		Variance
	2023	2022	2023 vs. 2022
	(in thousands)
Interest expense, net	$(43.5)	$(38.5)	$(5.0)
Other income, net	$0.7	$0.7	$(0.0)
Income tax (expense)	$(14.7)	$(14.5)	$(0.2)

First Quarter 2023 Compared to First Quarter 2022

Interest Expense, net

The increase in Interest expense, net was due to higher interest rates.

Other Income (Expense), net

Other income, net was comparable to the same period in the prior year.

Income Tax Expense

Income tax expense and the effective tax rate were comparable to the same period in the prior year.

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.33 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This presentation includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2023 earnings guidance. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2022 Annual Report on Form 10-K and other reports that we file with the SEC from time to time, and the following:

•
The accuracy of our assumptions on which our earnings guidance is based;

•
Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;

•
Our ability to complete our capital program in a cost-effective and timely manner;

•
Our ability to execute on our strategy;

•
Our ability to successfully execute our financing plans;

•
The effects of changing interest rates;

•
Our ability to achieve our greenhouse gas emissions intensity reduction goals;

•
Board of Directors’ approval of any future quarterly dividends;

•
The impact of future governmental regulation;

•
Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;

•
The effects of inflation and volatile energy prices; and

•
Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATING INCOME STATEMENTS

(Minor differences may result due to rounding.)

	Consolidating Income Statement
Three Months Ended March 31, 2023	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$218.7	$706.9	$(4.5)	$921.2

Fuel, purchased power and cost of natural gas sold	55.4	471.0	(0.1)	526.3
Operations and maintenance	67.2	94.8	(3.6)	158.4
Depreciation, depletion and amortization	35.1	26.5	0.1	61.6
Operating income (loss)	61.1	114.6	(0.8)	174.9

Interest expense, net				(43.5)
Other income (expense), net				0.7
Income tax benefit (expense)				(14.7)
Net income				117.4
Net income attributable to non-controlling interest				(3.3)
Net income available for common stock				$114.1

	Consolidating Income Statement
Three Months Ended March 31, 2022	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$206.5	$621.4	$(4.4)	$823.6

Fuel, purchased power and cost of natural gas sold	52.4	384.7	(0.2)	436.9
Operations and maintenance	69.7	86.4	(3.3)	152.8
Depreciation, depletion and amortization	33.7	26.7	0.1	60.5
Operating income (loss)	50.7	123.5	(0.9)	173.4

Interest expense, net				(38.5)
Other income (expense), net				0.7
Income tax benefit (expense)				(14.5)
Net income				121.0
Net income attributable to non-controlling interest				(3.5)
Net income available for common stock				$117.5

Investor Relations:
Jerome E. Nichols
Phone	605-721-1171
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969